UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

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Avis Budget Group, Inc.

(Name of Registrant as Specified In Its Charter)

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AVIS BUDGET GROUP FILES PRELIMINARY PROXY MATERIALS

Slate for Annual Meeting to Include Two New Exemplary Independent Nominees

with Technology Expertise

Company Also Includes Three SRS Nominees on Its Slate

Three Current Directors Plan to Retire

Slate Allows Shareholders to Vote for Refreshed Board

That Includes Increased SRS Representation

PARSIPPANY, NJ, March 21, 2018 — Avis Budget Group, Inc. (NASDAQ: CAR) today announced that it has filed preliminary proxy materials with the Securities and Exchange Commission in connection with the Company’s 2018 Annual Meeting of Shareholders. The Company said that its proposed slate of Directors includes two new independent nominees, Francis Shammo and Glenn Lurie. The Company also said that it has included on its slate three nominees proposed by SRS Investment Management, Sanoke Viswanathan, Jagdeep Pahwa and Carl Sparks.

Leonard S. Coleman, lead independent director of Avis Budget Group, said: “Our decision to include three SRS candidates, including its President, on the Company slate of 12 nominees demonstrates our willingness to work cooperatively with a significant shareholder to advance the best interests of all shareholders. We believe that by combining our two new candidates with these three nominees from SRS, who provided consents to be on the Company’s slate, and the directors on our Board standing for re-election, we are providing shareholders with the opportunity to vote for optimal Board composition at our Annual Meeting.”

“On behalf of the entire Board, I would like to thank retiring directors Ron Nelson, Jack Hardy and Stender Sweeney for their dedication, leadership and service to Avis Budget Group and all of our shareholders over their many years of committed service. I would particularly like to thank Ron for all he has done for our shareholders, employees and customers during his long and successful tenure as CEO and Executive Chairman.”

Mr. Coleman concluded: “We are confident that our proposed slate of highly qualified nominees has the right blend of complementary skillsets, shareholder representation, diversity and fresh perspectives to provide strong, independent oversight of our management team as it continues to execute the Company’s long-term strategy to maximize value for our shareholders. We look forward to continuing our cooperative relationship with SRS, which will be well-represented on our refreshed Board, while ensuring that undue control is not exercised by a single shareholder. We strongly urge our shareholders to support Avis Budget Group’s proposed slate of director nominees in order to create the best possible Board.”

Morgan Stanley & Co. LLC is acting as financial advisor to Avis Budget Group, and Kirkland & Ellis LLP is providing legal counsel.

Francis Shammo

Mr. Shammo was the Executive Vice President and Chief Financial Officer of Verizon Communications, Inc. from November 2010 until November 2016, and retired from Verizon at the end of 2016. After joining Bell Atlantic Corporation in 1989, which merged with GTE Corporation in 2000 to form Verizon, he held positions of increasing responsibility in finance, mergers and acquisitions, logistics, facilities, regional operations, and planning. His prior positions include President and Chief Executive Officer of Verizon Telecom and Business, Senior Vice President and Chief Financial Officer of Verizon Business, President—West Area of Verizon Wireless, and Vice President and Controller of Verizon Wireless. Since 2015, Mr. Shammo has been a director of Unum Group, which files reports pursuant to the Exchange Act.

Glenn Lurie

Mr. Lurie was recently appointed Chief Executive Officer and a director of Synchronoss Technologies, Inc., which files reports pursuant to the Exchange Act. Prior to joining Synchronoss, Mr. Lurie was employed by AT&T for 27 years. At AT&T, Mr. Lurie served in a variety of leadership roles, including as President and Chief Executive Officer of Mobility and Consumer Operations from 2016 to 2017, President and Chief Executive Officer of Emerging Enterprises and Partnerships from 2014 to 2016, President of Emerging Devices and National Distribution and Partnership from 2011 to 2014 and President of Emerging Devices from 2008 to 2011.

Sanoke Viswanathan

Mr. Viswanathan has been a director of the Company since March 2016. Mr. Viswanathan has been the Chief Administrative Officer of JPMorgan Chase & Co.’s Corporate & Investment Bank, overseeing technology, operations and controls since 2014. Previously, Mr. Viswanathan was head of strategy, marketing and new business development for the Corporate & Investment Bank from 2012 to 2013 and head of corporate strategy for JPMorgan Chase from 2010 to 2012. Prior to joining JPMorgan Chase, Mr. Viswanathan was a partner at McKinsey & Co. and co-head of its global corporate and investment banking practice, serving financial institutions in Asia, Europe and North America on strategy, organization and risk management topics. Mr. Viswanathan has been on the Board of Sadler’s Wells Theatre in London since 2014. Mr. Viswanathan was initially appointed to the Avis Budget Group Board pursuant to the terms of a Cooperation Agreement between the Company and SRS Investment Management, LLC and certain of its affiliates.

Jagdeep Pahwa

Mr. Pahwa has been the President of SRS Investment Management, LLC since 2017 and has led SRS’s private equity business since 2006. Previously, Mr. Pahwa worked at McKinsey & Company in the U.S. and India, where he led client engagements in the telecom, technology and real estate sectors. Prior thereto, Mr. Pahwa worked in the Mergers & Acquisitions group of Lehman Brothers in New York.

Carl Sparks

Mr. Sparks, an SRS director nominee, was the Chief Executive Officer and a director of Academic Partnerships, an online service provider for higher education, from 2016 to 2017. From 2011 to 2014, Mr. Sparks was the Chief Executive Officer of Travelocity Global. Mr. Sparks was also employed by Gilt Groupe, serving as its Chief Marketing Officer in 2009 and its President from 2010 to 2011. Prior to joining Gilt Groupe, Mr. Sparks served in a variety of leadership roles at Expedia Inc. from 2004 to 2009, including as Senior Vice President, Marketing and Retail Operations at Hotels.com from 2004 to 2006, Chief Marketing Officer at Expedia.com from 2006 to 2007, and General Manager at Hotels.com USA, Latin America & Canada from 2008 to 2009. Earlier, Mr. Sparks served as Vice President of Direct Business and Brand at Capital One Financial Corp., and also served in senior marketing and strategy roles at Guinness & Co., PepsiCo Inc., and The Boston Consulting Group. Mr. Sparks has been a director of Dunkin’ Brands Group, Inc. since 2013, and was a director of Vonage Holdings Corp. from 2011 to 2018, both of which file reports pursuant to the Exchange Act. Mr. Sparks is also currently serving as a director of ActionIQ, Inc., an enterprise software company.

About Avis Budget Group

Avis Budget Group, Inc. is a leading global provider of vehicle rental and other mobility solutions, both through its Avis and Budget brands, with more than 11,000 rental locations in approximately 180 countries around the world, and through its Zipcar brand, which is the world’s leading car sharing network, with more than one million members. Avis Budget Group operates most of its car rental offices in North America, Europe and Australasia directly, and operates primarily through licensees in other parts of the world. Avis Budget Group has approximately 31,000 employees and is headquartered in Parsippany, N.J. For more information, visit www.avisbudgetgroup.com.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” “may increase,” “may fluctuate,” “will,” “should,” “would,” “may” and “could” or similar words or expressions are generally forward-looking in nature and not historical facts. Any statements that refer to outlook, expectations or other characterizations of future events, circumstances or results are also forward-looking statements. Important risks, assumptions and other important factors that could cause future results to differ materially from those expressed in the forward-looking statements are specified in Avis Budget Group’s Annual Report on Form 10-K for the year ended December 31, 2017 and its Quarterly Reports on Form 10-Q for any subsequent periods under headings such as “Forward-Looking Statements”, “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in other filings and furnishings made by the Company with the Securities and Exchange Commission from time to time. The Company undertakes no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events.

Additional Information and Where to Find It

The Company has filed a preliminary proxy statement and a form of associated WHITE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for the Company’s 2018 Annual Meeting of Shareholders, and prior to the 2018 Annual Meeting of Shareholders, the Company intends to file a definitive proxy statement and form of WHITE proxy card with the SEC. THE COMPANY’S SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE DEFINITIVE PROXY STATEMENT, THE ACCOMPANYING WHITE PROXY CARD AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. The Company’s shareholders will be able to obtain any proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC free of charge at the SEC’s website at www.sec.gov. Copies will also be available free of charge at the Company’s website at avisbudgetgroup.com.

Certain Information Regarding Participants

The Company, its directors and certain of its executive officers are participants in the solicitation of proxies from the Company’s shareholders in connection with the matters to be considered at the Company’s 2018 Annual Meeting of Shareholders. Information about the Company’s directors and executive officers is available in the Company’s proxy statement filed with the SEC on March 21, 2017 with respect to the Company’s 2017 Annual Meeting of Shareholders and, with respect to directors and executive officers appointed following such date, in certain of the Company’s other SEC filings made subsequent to the date of such proxy statement. To the extent holdings of the Company’s securities by such directors or executive officers have changed since the amounts printed in the proxy statement, such changes have been or will be reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Changes in Beneficial Ownership on Form 4 filed with the SEC. Additional information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the definitive proxy statement and other materials to be filed with the SEC in connection with the Company’s 2018 Annual Meeting of Shareholders.

Contacts:	Investors Media Neal Goldner (973) 496-5086 IR@avisbudget.com	Media Alice Pereira (973) 496-3916 PR@avisbudget.com

George Sard/David Millar Sard Verbinnen & Co. (212) 687-8080 AvisBudget-SVC@sardverb.com

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